EXHIBIT 23

                     CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the inclusion in this Registration Statement of our report dated May 24, 1995, with respect to the consolidated financial statements of Emerson Radio Corp.

      Our audits also included the financial statement schedule of Emerson Radio Corp. listed in Item 16(b) of this Registration Statement as at March 31, 1995, March 31, 1994 and March 31, 1993 and for the years ended March 31, 1995, 1994 and 1993. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                          Ernst & Young LLP



New York, New York
November 6, 1995


                            CONSENT OF COUNSEL


      The Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. is contained in its opinion filed as Exhibit 5(a) to the Registration Statement.